THE BANK OF NEW YORK
NEW YORK'S FIRST BANK-FOUNDED 1784 BY ALEXANDER HAMILTON


                                       8 EAST PARKWAY, SCARSDALE, NEW YORK 10583



                               December 27, 1995



Mr. Robert E. Heller, Vice President &
Chief Financial Officer
National Home Health Care Corp.
700 White Plains Road, Suite 363
Scarsdale, New York  10583

Dear Bob:

This letter confirms that The Bank of New York (the "Bank") holds available a $2,000,000 secured advised line of credit to National Home Health Care Corp.

Advances under the line of credit shall be payable on demand and bear interest at the rate per annum equal to the alternate base commercial lending rate of the Bank as publicly announced to be in effect from time to time (the "Alternate Base Rate"), such rate to change on the effective date of any change in the Alternate Base Rate.

           "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

           For purposes of this definition:

           "Prime Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published for such day (or if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a business day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

All advances and all principal payments hereunder shall be endorsed by the Bank on the sheet attached to the Promissory Grid Note and shall be secured by all assets of the borrower pursuant to


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12/27/95
Robert E. Heller
NHHCC


a security agreement. The borrower authorizes the Bank to accept telephonic instructions from a duly authorized representative of the borrower, as indicated by the latest Corporate Resolution on file with the Bank, to make an advance or receive a repayment hereunder and to endorse the sheet attached to this Promissory Grid Note accordingly. All advances made hereunder shall be credited to the Borrower's deposit account referred to above, which credits shall be confirmed to the borrower by standard advice of credit. The borrower agrees that the actual crediting of the sum of money so borrowed to the borrower's deposit account shall constitute conclusive evidence that the advance was made, and the failure of the Bank to endorse the amount of any advance on the sheet attached to this note or to forward to the borrower an advice of credit shall not affect the obligation of the borrower to repay such advance.

In addition, all advances under the line of credit shall be jointly and severally guaranteed by Health Acquisition Corp. and First Health, Inc. and Brevard Medical Center, Inc. Each guarantee shall be secured by all assets of the respective guarantors pursuant to a security agreement. The form of note, security agreement and guarantee to be furnished to the Bank shall be in form and substance acceptable to the Bank and its counsel.

Advances  under the line of credit are subject to the Bank's  satisfaction  with
(i) the specific purpose and expected time and source of repayment of each advance, and (ii) the Borrower's and the guarantors' financial condition, business prospects and operations at the time of each advance. As you know, lines of credit may be cancelled by either party at any time, however, unless cancelled earlier, the line of credit shall be held available until December 31, 1996.

Additionally, all outstanding advances under the line of credit shall be reduced to zero for a period of 30 consecutive days during each twelve (12) month calendar period in which the line of credit is held available.

Very truly yours,

THE BANK OF NEW YORK


/s/ John Gusciora
----------------------------
Vice President

JG:bc

THE BANK OF NEW YORK
NEW YORK'S FIRST BANK-FOUNDED 1784 BY ALEXANDER HAMILTON


                                       8 EAST PARKWAY, SCARSDALE, NEW YORK 10583



                                December 27, 1995



New England Home Care, Inc.
c/o National Home Health Care Corp.
700 White Plains Road, Suite 363
Scarsdale, New York 10583

           RE:        The  Bank  of New  York to New  England  Home  Care,  Inc.
                      $2,000,000.00 Secured Advised Line of Credit
                      ----------------------------------------------------------

Gentlemen:

           The Bank of New York (the "BANK") is pleased to advise you that it is prepared to offer a secured advised line of credit (the "LINE") to New England Home Care, Inc. (the "COMPANY") pursuant to the terms and conditions herein set forth. Under the Line, the Bank will consider making loans (the "LOANS") to the Company of which the aggregate principal amount of Loans at any one time outstanding, shall not-exceed the lesser of the Borrowing Base (as hereinafter defined) or $2,000,000.00. This Line means that the Bank will perform an ongoing credit review to enable it to respond quickly to any request for Loans which the Company may make. The issuance of this letter and the Line is not a commitment and does not in any way obligate the Bank to make loans or grant any credit.

           Any Loan extended under the Line will be subject to the terms and conditions herein contained and such additional terms and conditions as the Bank may require at the time the Company requests a Loan and must be evidenced by documents in form and substance satisfactory to the Bank.

           Prior to the making of any Loan hereunder, the Bank must have received, at minimum, the following support, in form and content satisfactory to the Bank, which must remain in place as long as any Loan is outstanding and the Company must be in compliance with the following terms and conditions:



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12/27/95
New England Home Care, Inc.

           1.         Security:

                      (i) Receipt by the Bank of a perfected first priority security interest in all of the personal property and assets of the Company and of National Home Health Care Corp. and Nurse Care, Inc.;

                      (ii) Receipt by the Bank of the joint and several, unconditional corporate guaranties of payment (the "Guaranties") of National Home Health Care Corp. and Nurse Care, Inc. collectively the "Corporate Guarantors") of all indebtedness and obligations of the Company to the Bank.

           2. Financial Statements. To enable the Bank to carry out an ongoing financial review, the Company must furnish the following:

                      (i)  within 90 days after the end of each  fiscal  year of the Company and the Corporate Guarantors, an audited consolidated and internal consolidating financial statement, a balance sheet of the Company and the Corporate Guarantors as of the end of such fiscal year and an income statement and statements of cash flows and retained earnings for such fiscal year, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the prior fiscal year audited by independent certified public accountants selected by the Company and acceptable to the Bank;

                      (ii) within 60 days after the end of each quarter of the Company and the corporate Guarantors, an unaudited consolidated and internal consolidating financial statement, a balance sheet of the Company and the Corporate Guarantors as of the end of such interim period and an income statement and statements of cash flows and retained earnings for such interim period, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the prior interim period audited by independent certified public accountants selected by the Company and acceptable to the Bank;

                      (iii) no later than the 5th day of each month and, together with any request for a Loan hereunder, a detailed listing prepared by the Company of all accounts receivable outstanding with a summary of the dates due, and confirmation of the value of inventory held by the Company;

                      (iv) no later than the 5th day of each month and together with any request for a Loan hereunder, a Borrowing Base certificate in the form attached hereto as Exhibit A;


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12/27/95
New England Home Care, Inc.


                      (v) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or Corporate Guarantor or any of their Subsidiaries which, if determined adversely to the Company or any such Corporate Guarantor or any such Subsidiary could have a material adverse effect on the financial condition, properties, or operations of the company, any Corporate Guarantor or such Subsidiary;

                      (vi) prior to the payment thereof, notice of any intended payment of dividends to shareholders as permitted by the provisions of this agreement;

                      (vii) such other information respecting the condition or operations, financial or otherwise, of the Company and the corporate Guarantors as the Bank may from time to time reasonably request.

           3. Loans. All Loans made under the Line shall be evidenced by a credit line grid note prepared by the Bank's counsel in form and content satisfactory to the Bank. The Bank shall have the right to make notations on the note evidencing all loans and prepayments made under the Line and the Bank's notations shall be deemed correct absent manifest error. Each Loan under the Line shall be made subject to the terms and conditions contained herein to the Company in increments of not less than $25,000.00 and upon at least one (1) business day prior written notice to the Bank.

           4. Interest Rate and Charges. Interest on the Loans made under this Line shall accrue on each Loan from and including the date of each advance to, but excluding, the date of repayment in full of such amount, in lawful money of the United States, and in immediately available funds, payable on the first day of each calendar month, at a floating interest rate per annum (the "Floating Rate") equal at all times to the Alternate Base Rate. For the purposes of this letter, the term "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Commercial Lending Rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate, and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%. For the purposes of this letter, the term "Prime Commercial Lending Rate" shall mean that rate of interest from time to time announced by The Bank of New York as its prime commercial lending rate. Any change in the interest rate resulting from a change in the Prime commercial Lending Rate or the Federal Funds Rate shall be effective at the beginning of the day on which such change in the Prime Commercial Lending Rate or the Federal Funds Rate becomes effective.



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12/27/95
New England Home Care, Inc.

           The principal of any Loan, if not paid down when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from and including the date due to but excluding the date paid in full at the rate of 5% plus the Floating Rate set forth above.

           The Bank shall have the right to impose a late charge of 4% of any installment if any payment under any Loan is received 15 days or more after it is due. No acceleration of the Loans will be required in order to impose this rate. This rate will be in addition to and not in lieu of any other rate imposition.

           5. Prepayments. Except for borrowings which exhaust the full remaining amount of the Line, and prepayments which result in the prepayment of all loans outstanding under the Line, each borrowing or prepayment of principal under the Line shall be in an amount at least equal to $25,000.00. The Company shall have the right to prepay the Loans and re-borrow under the Line, subject to the conditions set forth herein, at any time or from time to time prior to the Expiration Date (as hereinafter defined).

           6.         Financial Covenants.

                      (i) The Company and the Corporate Guarantors agree that, so long as the Line is in effect and any of the Loans remain outstanding, the Company and the Corporate Guarantors, on a consolidated basis, will maintain a Minimum Net Worth of $1,000,000. The term "Minimum Net Worth" shall mean the excess of Assets over Liabilities which includes common stock, additional paid in capital and retained earnings.

                      (ii) The Company and the Corporate Guarantors shall not, without the Bank's prior written consent incur any additional indebtedness with any other institutional lender.

           7. Borrowing Base. The amount of Loans outstanding under the Line shall not exceed the Lesser of the Borrowing Base or $2,000,000.00 at any time. As used herein, the term "Borrowing Base" shall mean (a) eighty percent (80%) of the company's Eligible Accounts Receivable not more than 90 days past due from time to time outstanding plus (b) fifty (50%) of the Company's Estimated Unbilled Accounts Receivable for the Company's previous month. For the purposes of this letter, the term "Eligible Accounts Receivable" shall mean those accounts arising out of the sale or lease of goods or the rendering of services by the Company in the ordinary course of business to persons or entities other than the Corporate Guarantors or subsidiaries which have been outstanding for not more than 90 days from invoice date. For the purposes of this letter, the term "Estimated Unbilled Accounts Receivable" shall mean estimated unbilled accounts receivable for the immediately preceding month for which the calculation of the Borrowing Base is being made. The Borrowing


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12/27/95
New England Home Care, Inc.

Base shall be calculated pursuant to the Borrowing Base Certificate set forth on Exhibit A attached hereto. In the event that the amount of Loans outstanding hereunder ever exceed the Borrowing Base, the Company shall, within five (5) days of written notice thereof from the Bank, prepay the outstanding Loans in such an amount as would be necessary to bring the amount outstanding under the Line in compliance with the terns and conditions hereof.

           8. Expiration. Notwithstanding anything to the contrary contained herein provided, the Line shall be reviewed by the Bank on December 31, 1996 (the "Expiration Date"). At such time, the Bank shall have the right, exercisable in our sole discretion, to make no additional advances under the Line and to demand immediate payment in full of the outstanding principal balance of all Loans advanced hereunder, together with all accrued interest thereon.

           9. Maturity. In addition to the monthly payments of interest hereinabove set forth and the other provisions contained herein pursuant to which the Bank shall have the right to accelerate repayment of the Loans, the outstanding principal balance of Loans under the Line and any accrued and unpaid interest shall be due and payable, unless extended by the Bank in their sole and absolute discretion, on the Expiration Date.

           10. Defaults. If (a) there shall be any material adverse change in the business or property of the Company or the Corporate Guarantors; or (b) the Company or any of the Corporate Guarantors shall default under or fail to comply with any of the terms and conditions contained herein or in any note, security agreement, guaranty or other document executed in connection herewith (the "Facility Documents"); or (c) an Event of Default shall occur under any other document or instrument executed and delivered by the Company or the corporate Guarantors to the Bank in connection with this or any other financing; or (d) the Company's Medicare and/or Medicaid certification shall be discontinued (all of the foregoing of which shall be collectively referred to as an "Event of Default") then, in such event, the Bank shall have the right, without notice and without regard to the other provisions contained herein, to decline to make any other Loans hereunder and to declare all Loans outstanding hereunder immediately due and payable.

           This Line is issued subject to the terms and conditions herein contained and to the Bank, in its sole discretion, continuing to be satisfied with the Company's and the Corporate Guarantors' financial condition and economic prospects; and the Company's and the Corporate Guarantors' maintenance of a satisfactory relationship with the Bank.

           This letter is for the Company's information only and is not to be shown to or relied upon by third parties. This letter constitutes the entire understanding between the Bank and the Company, and supersedes all prior discussion.

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12/27/95
New England Home Care, Inc.

           Please acknowledge your understanding of the above by signing and returning the original copy of this letter.

                                             THE BANK OF NEW YORK


                                             By: /s/ John Gusciora
                                                ------------------------
                                                John Gusciora
                                                Vice President

JG:bc

ACKNOWLEDGED AND CONSENTED TO:

NEW ENGLAND HOME CARE, INC.


By: /s/ Thomas Smith, President
   -------------------------------


NATIONAL HOME HEALTH CARE CORP.


By: /s/ Robert P. Heller C.F.O.
   -------------------------------


NURSE CARE, INC.


By: /s/ Steven Fialkow
   -------------------------------

Page -7-
                                    EXHIBIT A
                           BORROWING BASE CERTIFICATE

This certificate is a part of and subject to the terms and conditions set forth in a certain Line Letter dated December 27, 1995 (the "Letter"), by and between the Bank of New York (the "Bank") and New England Home Care, Inc. (the "Company").

Terms used in this certificate shall have the same meaning as ascribed thereto in the Letter.

The undersigned officers of the Company certify that the information furnished herein as of _________, 199__ as to Eligible Accounts Receivable and as of _________, 199__ as to Estimated Unbilled Accounts Receivable is true and correct and that as of the date hereof no Event of Default, or event which after notice or lapse of time or both would be an Event of Default exists under the Letter.

I.         Computation of Borrowing Base


           A. Eligible Accounts Receivable                       $______________
           B. 80% of Line A                                      $______________
           C. Value of Estimated Unbilled Accounts
              Receivable for the month of _________ (the
              month immediately preceding the month of
              this certificate)                                  $______________
           D. 50% of Line C                                      $______________
           E. Borrowing Base (Line B + Line D)                   $______________


II.        Aggregate principal balance of loans
           outstanding                                           $______________

III.       Commitment Available or Amount Due


           A. If line II is greater than line I(E), Amount Due. $______________ If line II is less than line IE, Amount Available


                                                 NEW ENGLAND HOME CARE, INC.


                                                 By:____________________________